r77q1e.txt


SUPPLEMENT TO
AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660

August 15, 2012

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:	PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental
	Advantage TR Strategy Fund (collectively, the "Funds")

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the "Trust") and Pacific Investment Management Company LLC (the "Adviser"), dated February 23, 2009 (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective December 15, 2010, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "PIMCO Funds" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

			EXHIBIT A
		(as of August 15, 2012)
			PIMCO Funds

							Investment
							Advisory
Fund		  					Fee
----------------------------------------------------	-----------
PIMCO All Asset Fund	  				0.175	%
PIMCO All Asset All Authority Fund		  	0.20	%
PIMCO California Intermediate Municipal Bond Fund  	0.225	%
PIMCO California Municipal Bond Fund			0.21	%
PIMCO California Short Duration Municipal Income Fund  	0.18	%
PIMCO CommoditiesPLUS Short Strategy Fund 		0.54	%
PIMCO CommoditiesPLUS Strategy Fund 			0.49	%
PIMCO CommodityRealReturn Strategy Fund	  		0.49	%
PIMCO Convertible Fund	  				0.40	%
PIMCO Credit Absolute Return Fund			0.60	%
PIMCO Diversified Income Fund	  			0.45	%
PIMCO EM Fundamental IndexPLUS TR Strategy Fund		0.85	%
PIMCO Emerging Local Bond Fund	  			0.45	%
PIMCO Emerging Markets Bond Fund	  		0.45	%
PIMCO Emerging Markets Corporate Bond Fund(1)		0.85	%
PIMCO Emerging Markets Currency Fund	  		0.45	%
PIMCO Extended Duration Fund	  			0.25	%
PIMCO Floating Income Fund	  			0.30	%
PIMCO Foreign Bond Fund (Unhedged)	  		0.25	%
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	  	0.25	%
PIMCO Fundamental Advantage Total Return Strategy Fund	0.64	%
PIMCO Fundamental IndexPLUS TR Fund	  		0.54	%
PIMCO Global Advantage Strategy Bond Fund		0.40	%
PIMCO Global Bond Fund (Unhedged)	  		0.25	%
PIMCO Global Bond Fund (U.S. Dollar-Hedged)	  	0.25	%
PIMCO Global Multi-Asset Fund				0.90	%
PIMCO GNMA Fund	  					0.25	%
PIMCO Government Money Market Fund			0.12	%
PIMCO High Yield Fund	  				0.25	%
PIMCO High Yield Municipal Bond Fund	  		0.30	%
PIMCO High Yield Spectrum Fund				0.30	%
PIMCO Income Fund	  				0.25	%
PIMCO Inflation Response Multi-Asset Fund		0.65	%
PIMCO International Fundamental IndexPLUS
   TR Strategy Fund					0.59	%
PIMCO International StocksPLUS TR Strategy
   Fund (Unhedged)	 			 	0.39	%
PIMCO International StocksPLUS TR Strategy
   Fund (U.S. Dollar-Hedged)			  	0.45	%
PIMCO Investment Grade Corporate Bond Fund	  	0.25	%
PIMCO Long Duration Total Return Fund 		  	0.25	%
PIMCO Long-Term Credit Fund				0.30	%
PIMCO Long-Term U.S. Government Fund		  	0.225	%
PIMCO Low Duration Fund	  				0.25	%
PIMCO Low Duration Fund II	  			0.25	%
PIMCO Low Duration Fund III	  			0.25	%
PIMCO Moderate Duration Fund	  			0.25	%
PIMCO Money Market Fund	  				0.12	%
PIMCO Mortgage-Backed Securities Fund			0.25	%
PIMCO Mortgage Opportunities Fund			0.35	%
PIMCO Municipal Bond Fund	  			0.20	%
PIMCO National Intermediate Municipal Bond Fund		0.22	%
PIMCO New York Municipal Bond Fund	  		0.225	%
PIMCO Real Income 2019 Fund				0.19 	%
PIMCO Real Income 2029 Fund				0.19	%
PIMCO Real Return Fund	  				0.25	%
PIMCO Real Return Asset Fund	  			0.30	%
PIMCO RealEstateRealReturn Strategy Fund	  	0.49	%
PIMCO RealRetirement 2010 Fund	  			0.70	%
PIMCO RealRetirement 2015 Fund				0.70	%
PIMCO RealRetirement 2020 Fund	  			0.70	%
PIMCO RealRetirement 2025 Fund				0.70	%
PIMCO RealRetirement 2030 Fund(2)		  	0.75	%
PIMCO RealRetirement 2035 Fund(3)			0.75	%
PIMCO RealRetirement 2040 Fund(4)		  	0.80	%
PIMCO RealRetirement 2045 Fund(5)			0.80	%
PIMCO RealRetirement 2050 Fund(6)		  	0.80	%
PIMCO Senior Floating Rate Fund				0.50	%
PIMCO Short Asset Investment Fund			0.20	%
PIMCO Short Duration Municipal Income Fund	  	0.18	%
PIMCO Short-Term Fund	  				0.25	%
PIMCO Small Company Fundamental IndexPLUS TR
   Strategy Fund					0.59	%
PIMCO Small Cap StocksPLUS TR Fund		  	0.44	%
PIMCO StocksPLUS Fund	  				0.25	%
PIMCO StocksPLUS Long Duration Fund	  		0.35	%
PIMCO StocksPLUS TR Short Strategy Fund	  		0.39	%
PIMCO StocksPLUS Total Return Fund	  		0.39	%
PIMCO Tax Managed Real Return Fund			0.25	%
PIMCO Total Return Fund	  				0.25	%
PIMCO Total Return Fund II	  			0.25	%
PIMCO Total Return Fund III	  			0.25	%
PIMCO Total Return Fund IV	  			0.25	%
PIMCO Treasury Money Market Fund			0.12	%
PIMCO Unconstrained Bond Fund				0.60	%
PIMCO Unconstrained Tax Managed Bond Fund 	  	0.40	%
PIMCO Worldwide Fundamental Advantage TR Strategy Fund	0.74	%


Private Account Portfolio Series
							Investment
							Advisory
Portfolio	  					Fee
----------------------------------------------------	-----------
PIMCO Asset-Backed Securities Portfolio	  		0.02	%
PIMCO Asset-Backed Securities Portfolio II	  	0.02	%
PIMCO Developing Local Markets Portfolio	  	0.02	%
PIMCO Emerging Markets Portfolio			0.02	%
PIMCO FX Strategy Portfolio	  			0.02	%
PIMCO High Yield Portfolio			  	0.02	%
PIMCO International Portfolio	  			0.02	%
PIMCO Investment Grade Corporate Portfolio	  	0.02	%
PIMCO Long Duration Corporate Bond Portfolio		0.02	%
PIMCO Low Duration Portfolio				0.02	%
PIMCO Moderate Duration Portfolio			0.02	%
PIMCO Mortgage Portfolio	  			0.02	%
PIMCO Mortgage Portfolio II	  			0.02	%
PIMCO Municipal Sector Portfolio		  	0.02	%
PIMCO Real Return Portfolio	  			0.02	%
PIMCO Senior Floating Rate Portfolio			0.02	%
PIMCO Short-Term Floating NAV Portfolio(7)		0.00	%
PIMCO Short-Term Floating NAV Portfolio II		0.02	%
PIMCO Short-Term Floating NAV Portfolio III(7)		0.00	%
PIMCO Short-Term Portfolio	  			0.02	%
PIMCO U.S. Government Sector Portfolio	  		0.02	%
PIMCO U.S. Government Sector Portfolio II	  	0.02	%

------------------------------
(1) Effective October 1, 2012, the Fund's investment advisory fee will be reduced to 0.75%.
(2) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.70%.
(3) Effective April 1, 2020, the Fund's investment advisory fee will be reduced to 0.70%.
(4) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.70%.
(5) Effective April 1, 2020, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2030, the Fund's investment advisory fee will be further reduced to 0.70%.
(6) Effective April 1, 2025, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.70%.
(7) PIMCO Short-Term Floating NAV Portfolio and PIMCO Short-Term
    Floating NAV Portfolio III (the "Short-Term Floating NAV Portfolios") will be offered only to other series of the PIMCO Funds (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. The PIMCO Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PIMCO Short-Term Floating NAV Portfolios, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the PIMCO Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), under the Contract.


	If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

						Very truly yours,

						PIMCO FUNDS

						By: /S/	Henrik P. Larsen
						Title:	Vice President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /S/ Brent R. Harris
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds:
Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio and PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio III

By: /S/  Henrik P. Larsen
Title:	 Vice President